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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                          NATUS MEDICAL INCORPORATED

                                  ARTICLE I.

     The name of this corporation is Natus Medical Incorporated.

                                  ARTICLE II.

     The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III.

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

     The total number of shares of all classes of stock which the Corporation is authorized to issue is 130,023,254 shares, consisting of 120,000,000 shares of Common Stock, $0.001 par value, and 10,023,254 shares of Preferred Stock, $0.001 par value. The Preferred Stock consists of four series, of which 1,241,842 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), of which 3,967,126 shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock"), of which 3,214,286 shares have been designated as Series C Preferred Stock (the "Series C Preferred Stock") and of which 1,600,000 shares have been designated as Series D Preferred Stock (the "Series D Preferred Stock").

     The relative rights, preferences, privileges and restrictions granted to or imposed on the respective series or classes of capital stock or the holders thereof are as follows:

     Section 1.  General Definitions.  For purposes of this Article the
     ---------   -------------------
following definitions shall apply:

          A.  `Junior Shares' shall mean all Common and any other shares of this
               -------------
corporation other than the preferred.

          B.  `Subsidiary' shall mean any corporation at least 50% of whose
               ----------
outstanding voting shares shall at the time be owned by this corporation or by one or more of such subsidiaries.
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     Section 2.  Dividend Rights of Preferred.  The holders of the Series B,
     ---------   ----------------------------
Series C and Series D Preferred shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $0.18 per share, per annum, on each outstanding share of Series B, Series C or Series D Preferred, and no more, payable in preference and priority to any payment of any dividend on Series A Preferred or Junior Shares when and as declared by the Board of Directors. With respect to a liquidation, dissolution or winding up of the corporation pursuant to Section 3 below, with respect to a redemption of the Series B, Series C or Series D Preferred pursuant to Section 4 below and with respect to payment of any dividend on Series A Preferred or Junior Shares, the right to such dividends on the Series B, Series C and Series D Preferred shall accrue and be deemed to accrue from day to day commencing with the date of issuance of each such share, whether or not earned or declared. Such accrued dividends shall be cumulative so that if at any time such dividends on the Series B, Series C or Series D Preferred shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend or other distribution shall be paid or declared or set apart for payment on any Series A Preferred or Junior Shares. An accumulation of dividends on the Series B, Series C and Series D Preferred shall not bear interest. With respect to conversion of Series B, Series C and Series D Preferred pursuant to Section 5 below, the right to such dividends on shares of Series B, Series C and Series D Preferred shall not be cumulative, and no right shall accrue to holders of Series B, Series C or Series D Preferred by reason of the fact that dividends on said shares are not declared or paid in any prior year.

     Dividends if paid, or if declared and set apart for payment, must be paid on or declared and set apart for payment on each share of Series B, Series C and Series D Preferred contemporaneously, and if less than full dividends are paid on or declared and set apart for payment, the same percentage of the dividend rate will be paid on or declared and set apart for payment on each share of Series B, Series C and Series D Preferred.

     The holders of the Series A Preferred shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $0.14 per share, per annum, on each outstanding share of Series A Preferred, and no more, payable in preference and priority to any payment of any dividend on Junior Shares when and as declared by the Board of Directors. With respect to a liquidation, dissolution or winding up of the corporation pursuant to Section 3 below, with respect to a redemption of the Series A Preferred pursuant to Section 4 below and with respect to payment of any dividend on Junior Shares, the right to such dividends on the Series A Preferred shall accrue and be deemed to accrue from day to day commencing with the date of issuance of each such share, whether or not earned or declared. Such accrued dividends shall be cumulative so that if at any time such dividends on the Series A Preferred shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend or other distribution shall be paid or declared or set apart for payment on any Junior Shares. An accumulation of dividends on the Series A Preferred shall not bear interest. With respect to conversion of Series A Preferred pursuant to Section 5 below, the right to such dividends on shares of Series A Preferred shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on said shares are not declared or paid in any prior year.

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     Dividends if paid, or if declared and set apart for payment, must be paid on or declared and set apart for payment on each share of Series A Preferred contemporaneously, and if less than full dividends are paid on or declared and set apart for payment, the same percentage of the dividend rate will be paid on or declared and set apart for payment on each share of Series A Preferred.

     After the holders of the Series A, Series B, Series C and Series D Preferred have received dividends equal to the preferential amounts set forth above, all remaining dividends shall be paid to the holders of Junior Shares in proportion to the number of shares held. Notwithstanding the foregoing, the corporation may repurchase or redeem Junior Shares from employees of the corporation upon termination of employment, pursuant to the terms of restrictive stock agreements entered into with such employees.

     Section 3.    Liquidation Preference.
     ---------     ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series C and Series D Preferred shall be entitled to receive pari passu, prior and in preference to any distribution of any assets or property of the corporation to the holders of Series A or Series B Preferred or Junior Shares by reason of their ownership thereof, the amount of $2.625 per share for each share of Series C or of $3.125 for each share of the Series D Preferred, as the case may be, then held by them, plus an amount equal to all cumulative dividends and all declared and unpaid dividends on the Series C and Series D Preferred. If upon occurrence of such event the assets and property thus distributed among the holders of the Series C and Series D Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C and Series D Preferred in proportion to the number of shares of Series C and Series D Preferred held by each holder.

               After payment has been made to the holders of the Series C and Series D Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any assets or property of the corporation to the holders of Series A Preferred or Junior Shares by reason of their ownership thereof, the amount of $1.75 per share for each share of Series B Preferred then held by them, plus an amount equal to all cumulative dividends and all declared and unpaid dividends on the Series B Preferred. If upon occurrence of such event the assets and property thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the number of shares of Series B Preferred held by each holder.

               After payment has been made to the holders of the Series D, Series C and Series B Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of Series A Preferred shall be entitled to receive prior and in preference to any distribution of any assets or property of the corporation to the holders of Junior Shares by reason of their ownership thereof, the amount of $1.75 per share for each share of Series A Preferred then held by them, plus an amount equal to all cumulative dividends and all declared and unpaid dividends on the Series A Preferred. If upon occurrence of such event the assets and property thus distributed among the

                                      -3-
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holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the number of shares of Series A Preferred held by each holder.

                    After payment has been made to the holders of the Series D, Series C, Series B and Series A Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of Junior Shares shall be entitled to receive the amount of $0.25 per share for each share of Junior Shares then held by them, plus an amount equal to all declared and unpaid dividends on the Junior Shares. If upon occurrence of such event the assets and property thus distributed among the holders of the Junior Shares shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Junior Shares in proportion to the number of Junior Shares held by each holder.

                    After payment has been made to the holders of the Series D, Series C, Series B and Series A Preferred and Junior Shares of the full amounts to which they shall be entitled as aforesaid, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series D Series C, Series B and Series A Preferred and Junior Shares pro rata based on the number of shares of Common held by each assuming conversion of all such Series C, Series B and Series A Preferred at the then applicable Conversion Price taking into account all adjustments required by Sections 5(d)(iv) and 5(d)(v).

          (b) For purposes of this Section 3, a merger or consolidation of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up, unless the shareholders of this corporation hold at least 50% of the outstanding voting equity securities of the surviving corporation; provided that nothing contained in this subsection (b) shall limit the right of a holder of Preferred to convert such shares into Common prior to the effective date of any such transaction.

          (c) Each holder of an outstanding share of Preferred shall be deemed to have consented to distributions made by the corporation in connection with the repurchase of shares of Common issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

   Section 4.  Redemption.
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           (a) Series A Preferred. The shares of Series A Preferred shall not be
               ------------------
redeemable.

           (b) Series B, Series C and Series D Preferred.  On or at any time
               -----------------------------------------
after January 1, 2000 this corporation may at any time it may lawfully do so, at the option of the Board of Directors, give notice to the holders of the Series B, Series C and Series D Preferred (the "Redemption Notice") of the corporation's election to redeem in whole or in part the Series B, Series C and Series D Preferred by paying in cash therefor an amount equal to $1.75, $1.75, and $3.125, respectively, per share for each share of Series B, Series C or Series D Preferred, together with all

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cumulative dividends and all declared and unpaid dividends on the Series B,
Series C and Series D Preferred to the Redemption Date (such total amount is hereinafter referred to as the "Redemption Price") in the manner provided in
Section 4(c) below.

                    On or at any time after January 1, 2000, upon receipt by the corporation of the written request of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series B, Series C and Series D Preferred (the "Redemption Notice"), the corporation shall redeem the percentage of the Series B, Series C and Series D Preferred specified in such request (or, if less, the maximum amount it may lawfully redeem) by paying in cash therefor a sum per share equal to the Redemption Price in the manner provided in Section 4(c) below.

               (c)  Mechanics of Redemption. The redemption shall be effected,
                    -----------------------
and the Redemption Price shall be paid, ratably on a quarterly basis over a three-year period commencing with the date of the Redemption Notice, or earlier as determined by the Board of Directors. So long as there are any shares of the Series B, Series C or Series D Preferred outstanding, the corporation shall set aside into a trust account to be established at a bank or trust company having aggregate capital and surplus in excess of $50,000,000 on the last day of March, June, September and December in each year commencing on the first such date after the date of the Redemption Notice (hereinafter, each such date shall be referred to as a "Redemption Date") a sum sufficient to redeem one-twelfth (1/12) of the shares of Series B, Series C and Series D Preferred outstanding on the date of the Redemption Notice. The Redemption Price shall be paid in cash out of monies legally available therefor as provided in this subsection (c). Redemption of less than all shares of Series B, Series C and Series D Preferred shall be pro rata among the holders of such series.

                    At least 15 but no more than 60 days prior to any Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B, Series C and Series D Preferred to be redeemed, at the address last shown on the records of this corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of this corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Second Redemption Notice"). Except as provided in the following paragraph, on or after the Redemption Date, each holder of Series B, Series C and Series D Preferred to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Second Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    From and after the close of business on each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Series B, Series C and Series D Preferred to be redeemed on such Redemption Date (except the

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right to receive the Redemption Price without interest upon surrender of their certificate or certificates) including, without limitation, the Conversion Rights, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series B, Series C and Series D Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B, Series C and Series D Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The quarterly Redemption Price shall be cumulative, so that if for any Redemption Date or Dates, such Redemption Price requirements shall not be fully discharged as they accrue, funds legally available therefor at any time thereafter shall be applied thereto until such requirements are brought current and fully discharged. The shares of Series B, Series C and Series D Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

                 The balance of any monies deposited by this corporation pursuant to this subsection (c) remaining unclaimed at the expiration of two years following a Redemption Date shall thereafter be returned to this corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series B, Series C or Series D Preferred and payment of any bond requested by the Company, to receive such monies but without interest from such Redemption Date.

     Section 5.  Conversion.  The holders of the Preferred shall have conversion
     ---------   ----------
rights as follows (the "Conversion Rights"):

             (a) Right to Convert.  Each share of Series D Preferred shall be
                 ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common, as is determined in the case of the Series D Preferred by dividing $3.125 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which the shares of Common shall be deliverable upon conversion of the Series D Preferred (the "Series D Conversion Price") shall initially be $3.125 per share of Common. The initial Series D Conversion Price shall be subject to adjustment as hereinafter provided.

                 Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common, as is determined in the case of the Series C Preferred by dividing $1.75 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series C Preferred (the "Series C Conversion Price") shall initially be $1.75 per share of Common. The initial Series C Conversion Price shall be subject to adjustment as hereinafter provided.

          Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common, as is determined in the case of the Series B Preferred by dividing $1.75 by the Series B

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Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $1.75 per share of Common. The initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

                    Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common, as is determined in the case of the Series A Preferred by dividing $1.75 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $1.75 per share of Common. The initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

               (b)  Automatic Conversion.  Each share of Preferred shall
                    --------------------
automatically be converted into shares of Common at the then effective Conversion Price upon either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common for the account of the corporation to the public at a price per share of not less than Two Dollars and Seventy Cents ($2.70) and an aggregate offering price of more than Seven Million Five Hundred Thousand Dollars ($7,500,000), or
(ii) with respect to a series of Preferred, the written consent of holders of more than two-thirds of the aggregate of the originally issued shares of such series of Preferred voting separately. In the event of the automatic conversion of the Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon conversion of Preferred shall not be deemed to have converted such Preferred until immediately prior to the closing of such sale of securities.

               (c)  Mechanics of Conversion.  No fractional shares of Common
                    -----------------------
shall be issued upon conversion of Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred shall be entitled to convert the same into full shares of Common, such holder shall surrender the certificate or certificates there-for, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred, and shall give written notice to the corporation at such office that such holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Except as set forth in Section 5(a) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common issuable upon such conversion of the Preferred shall not be

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deemed to have converted such Preferred until immediately prior to the closing of such sale of securities.

          (d)  Adjustments to Conversion Price for Diluting Issues.
               ---------------------------------------------------

               (i)  Special Definitions.  For purposes of this Section 5(d),
                    -------------------
the following definitions shall apply:

                    (1)  `Options' shall mean rights, options or warrants to
                          -------
subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                    (2)  `Original Issue Date' shall mean the date that shares
                          --------------------
 of Series C Preferred are first issued by the corporation.

                    (3)  `Convertible Securities' shall mean any evidences of
                          ----------------------
indebtedness, shares (other than Common) or other securities convertible into or exchangeable for Common.

                    (4)  `Additional Shares of Common' shall mean all shares
                          ---------------------------
of Common issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the corporation upon or after the Original Issue Date, other than shares of Common issued or issuable at any time:

                         (A)  upon conversion of the shares of Preferred
authorized herein;

                         (B)  up to 2,393,482 shares of Common Stock issued to
officers, directors, and employees of, and consultants to, the corporation to be designated and approved by the Board of Directors;

                         (C)  upon exercise of warrants to purchase up to
1,785,715 shares of Series C Preferred Stock;

                         (D)  as a dividend or distribution on Preferred;

                         (E)  by way of a subdivision, combination or
consolidation of shares of Common described in Section 5(d)(vi) below; and

                         (F)  pursuant to a distribution described in Section
5(d)(vii) below or pursuant to a reorganization, reclassification, exchange or substitution described in Section 5(d)(viii) below.

               (ii) No Adjustment of Conversion Price:  No adjustment in the
                    ---------------------------------
Conversion Price of a particular share of Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred.

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               (iii)     Deemed Issue of Additional Shares of Common.
                         -------------------------------------------

                         (1)  Options and Convertible Securities.  In the
                              ----------------------------------
event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(vi) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                              (A)  no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the corporation, or change in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (C)  upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                   (I)  in the case of Convertible Securities or
Options for Common, the only Additional Shares of Common issued were shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                   (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were

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issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (D)  no readjustment pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

                              (E)  in the case of any Options which expire by
their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                         (2) Stock Dividends. In the event the corporation at
                             ---------------
any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common payable in Common, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                    (iv)    Adjustment of Conversion Price Upon Issuance of
                            -----------------------------------------------
Additional Shares of Common. In the event this corporation shall issue
---------------------------
Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the lowest such consideration per share at which any of such Additional Shares of Common shall have been issued or deemed to have been issued.

                    (v)  Determination of Consideration.  For purposes of this
                         ------------------------------
Section 5(d), the consideration received by the corporation for the issue of any Additional Shares of Common shall be computed as follows:

                         (1)  Cash and Property:  Such consideration shall:
                              -----------------

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest, accrued dividends, expenses, discounts or commissions;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (C) in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                    (2)  Options and Convertible Securities.  The consideration
                         ----------------------------------
per share received by the corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                         (x) the total amount, if any, received or receivable by
the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                         (y) the maximum number of shares of Common (as set
forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (3)  Stock Dividends. Any Additional Shares of Common
                         ---------------
deemed to have been issued, relating to stock dividends, shall be deemed to have been issued for no consideration.

              (vi)  Adjustments for Subdivisions, Combinations or Consolidation
                    -----------------------------------------------------------
of Common. In the event the outstanding shares of Common shall be subdivided (by
---------
stock split or otherwise), into a greater number of shares of Common, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

              (vii) Adjustments for Other Distributions.  In the event the
                    -----------------------------------
corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive any distribution payable in securities of the corporation other than shares of Common, then and in each such event provision shall be made so that the holders of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities of the corporation which they would have received had their Preferred been converted into Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred.

               (viii) Adjustments for Reorganization, Reclassification,
                      -------------------------------------------------
Exchange and Substitution.  If the Common issuable upon conversion of the
-------------------------
Preferred shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization (unless such reorganization is deemed a liquidation under Section 3(b) hereof ), reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred shall be convertible into, in lieu of the number of shares of Common which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common that would have been subject to receipt by the holders upon conversion of the Preferred immediately before such event or any prior record date therefor; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred.

          (e)  No Impairment.  The corporation will not, by amendment of its
               -------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred against impairment.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of Preferred.

          (g)  Notices of Record Date.  In the event that this corporation
               ----------------------
shall propose at any time:

               (i) to declare any dividend or distribution upon its Common shares, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Common shares outstanding involving a change in the Common shares; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this corporation shall send to the holders of the Preferred shares:

                     (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                    (2)  in the case of the matters referred to in (iii) and
(iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common shares shall be entitled to exchange their Common shares for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred shares at the address for each such holder as shown on the books of this corporation.

     Section 6. Voting Rights.
                -------------

          6.1   Vote Other than for Directors.  Except as otherwise required by
                -----------------------------
law or by Sections 6.2 and 7 hereof, the holders of Preferred shall be entitled to notice of any shareholders' meeting and to vote on all matters submitted to the shareholders for a vote, together with the holders of Common Stock, with the holders of Preferred having one vote for each full share of Common Stock into which their respective shares of Preferred are convertible on the record date for the vote or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, and the holders of Common Stock having one vote per share of Common Stock. Except as otherwise required by law or by Sections 6.2 and 7 hereof, the holders of shares of Preferred and Common Stock shall vote together and not as separate classes.

          6.2   Vote for Directors.  So long as fifty percent (50%) of the
                ------------------
originally issued shares of Series B, Series C and Series D Preferred are outstanding, the holders of the Series B, Series C and Series D Preferred shall vote together as one class with respect to the election of three directors; so long as more than twenty percent (20%) and less than fifty percent (50%) of the originally issued shares of Series B, Series C and Series D Preferred are outstanding, the holders of the Series B, Series C and Series D Preferred shall vote together as one class with respect to the election of two directors. The holders of Series A Preferred and Common shall vote together as one class with respect to the election of two directors, one of whom shall be the Chief Executive Officer of the Company and the other of whom shall not be a full time employee of the Company. The holders of the Series A, Series B, Series C and Series D Preferred and Common shall vote together as one class with respect to the election of any remaining directors. In the case of any vacancy in the office of the directors elected by the Series B, Series C and Series D Preferred pursuant to this Section 6.2, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of Series B, Series C and Series D Preferred given at a special meeting of such shareholders duly called or by an action by written consent for that purpose. Subject to applicable law, a director who shall have been elected by the Series B, Series C and Series D Preferred pursuant to this Section 6.2 may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of Series B, Series C and Series D Preferred given at a special meeting of such shareholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created may be filled by the vote of the holders of a majority of the shares of the Series B, Series C and Series D Preferred represented at such meeting or by an action by written consent of the holders of the Series B, Series C and Series D Preferred. In the case of any vacancy in the office of the directors elected by the Series A Preferred and Common pursuant to this Section 6.2, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of Series A Preferred and Common given at a special meeting of such shareholders duly called or by an action by written consent for that purpose. Subject to applicable law, a director who shall have been elected by the Series A Preferred and Common pursuant to this Section 6.2 may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of Series A Preferred and Common given at a special meeting of such shareholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created may be filled by the vote of the holders of a majority of the shares of the Series A Preferred and Common represented at such meeting or by an action by written consent of the holders of the Series A Preferred and Common. In the case of any vacancy in the office of the directors elected by the Series A, Series B, Series C and Series D Preferred and Common pursuant to this Section 6.2, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of Series A, Series B, Series C and Series D Preferred and Common given at a special meeting of such shareholders duly called or by an action by written consent for that purpose. Subject to applicable law, a director who shall have been elected by the Series A, Series B, Series C and Series D Preferred and Common pursuant to this Section
6.2 may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of Series A, Series B, Series C and Series D Preferred and Common given at a special meeting of such shareholders duly called or by an action by written consent for that purpose, and any vacancy thereby created may be filled by the vote of the holders of a majority of the shares of Series A, Series B, Series C and Series D Preferred and Common represented at such meeting or by an action by written consent of the holders of the Series A, Series B, Series C and Series D Preferred and Common.

     Section 7. Covenants.  In addition to any other rights provided by law, so
                ---------
long as any Series A, Series B, Series C or Series D Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A and Series B Preferred, each voting separately as a class, and Series C and Series D Preferred, voting as a single class:

          (a) amend or repeal any provision of, or add any provision to, this corporation's articles of incorporation or bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such series, or increase or decrease the number of shares of such series authorized hereby;

          (b) authorize or issue shares of any class of stock not authorized herein having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series, or authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Common or stock of this corporation not authorized herein.

          (c) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series;

          (d) pay or declare any dividend on any Junior Shares or Series A Preferred (except dividends payable solely in shares of Common) while the Series B, Series C or Series D Preferred remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition directly or indirectly, through subsidiaries or otherwise, of any Junior Shares, except from employees of this corporation upon termination of employment pursuant to the terms of restrictive stock agreements providing for the repurchase of such Junior Shares at cost entered into with such employees;

          (e) authorize or take any action with respect to a liquidation or dissolution of the corporation, or with respect to a consolidation or merger with or into another corporation, or a sale of substantially all of the assets, where this corporation is not the surviving entity;

          (f) issue any debt instrument, or otherwise borrow any money if, following such issuance or borrowing, the aggregate of all such indebtedness would increase the Company's indebtedness by more than $250,000 in any one calendar year;

          (g) acquire another entity through asset acquisition, stock purchase or merger; or

          (h) guarantee any indebtedness other than trade accounts arising from the normal course of business.

     Section 8. Residual Rights.  All rights accruing to the outstanding shares
                ---------------
of this corporation not expressly provided for to the contrary herein shall be vested in the Common.

                                  ARTICLE V.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                  ARTICLE VI.

     The Corporation is to have perpetual existence.

                                 ARTICLE VII.

     1.  Limitation of Liability.  To the fullest extent permitted by the
         -----------------------
General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2.  Indemnification.  The corporation may indemnify to the fullest extent
         ---------------
permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

     3.  Amendments.  Neither any amendment nor repeal of this Article VII, nor
         ----------
the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                 ARTICLE VIII.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                  ARTICLE IX.

     Following the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation's securities (as that term is defined under the Securities Act of 1933, as then in effect), no action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the corporation and no action shall be taken by the stockholders by written consent.

                                  ARTICLE X.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XI.

     At the election of directors of the Corporation, each holder of stock or of any class or series of stock shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected and may cast all such votes for any director or for any two or more of them as such stockholder may see fit.


                                 ARTICLE XII.

     The name and mailing address of the incorporator are:

               Donna Moser
               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050

                                   *   *   *

     The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of Natus Medical Incorporated is her act and deed and that the facts stated therein are true.

                                             /s/ Donna Moser
                                             ----------------------------------
                                             Donna Moser

Dated:  July 20, 2000